Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Transport Agreement

Shipper: Chongqing Lee & Man Paper Manufacturing Ltd.	(hereinafter referred to as Party A)
Legal Representative: Lee Man Jun
Address: Gangqiao Industrial Park, Zhutuo Town, Yongchuan District, Chongqing

Carrier: Fuzhou Jiabin Modern Logistics Park Limited	(hereinafter referred to as Party B)
Legal Representative: Sufang Gong
Address: Xia Xiao Yuan Photovoltaic Industrial Park, Jinxi County, Fuzhou City, Jiangxi Province

Given that:

1.Party A is a company with limited liability established in accordance with the Company Law of the People's Republic of China and has independent civil subject qualifications. Party A is willing to hand over some goods to Party B for transportation and pay the shipping fees to Party B in a timely manner.

2.Party B is a company with limited liability established in accordance with the Company Law of the People's Republic of China and has independent civil subject qualifications. Party B is willing to transport the products produced or distributed by Party A.

3.Party A and Party B entered into this contract for a long-term shipping relationship, and both parties thereto promise to abide by and implement this contract.

4.Every delivery order, shipping price list, Transport Fleet Appraisal Management System, Quality Service Commitment, and other documents generated hereunder are integral parts of this contract.

In accordance with the Contract Law of the People's Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality and mutual benefit, have reached the following agreement through negotiation on matters related to Party B's carriage of Party A's goods:

I.Descriptions of transportation service

As one of Party A's carriers, Party B is responsible for the transportation of some of Party A's goods. Party B is responsible for ensuring the quality, quantity, and on-time transportation to the designated receiving location, based on the detailed information such as the name, quantity, specification, weight, departure, and destination of the goods on the delivery note provided by Party A, and submitting the Delivery Order reply to Party A's finished product warehouse shipping team within the specified time. (3 days in Chongqing City, 5 days in Sichuan and 10 days in other provinces).

II.Guarantee of cargo safety

1.Party B ensures that dispatched vehicles pass the annual inspection, and being covered by compulsory traffic insurance and third-party insurance, and provided with vehicle and a copy of the driver's ID, and signs a guarantee stating the security of the goods carried by the vehicle. If Party A's goods are damaged due to Party B's responsibility, Party A is entitled to seize the vehicle and deal with it thereunder accordingly.

2.If any vehicle-related crimes, traffic accidents or related legal issues or economic losses occur due to Party B’s responsibility, Party B shall bear full responsibilities and has nothing to do with Party A; if any losses are caused to Party A, Party B shall constitute full compensation to Party A.

III.Party A’s rights and obligations

1.Party A shall pay Party B’s shipping fees on time.

2.Party A will regularly update the shipping plan for the current day or the next day on a daily basis, and enter the plan into the electronic dispatch and vehicle queuing system, while Party B will be notified to arrange transportation capacity through the outdoor video screen of the security office on the company's main gate or by phone. After receiving the relevant information, Party B will enter the plant for loading under Party A's instructions.

3.Regulations of loading time: Party A’s warehouse shipping personnel must complete loading within 3.5 hours, while the time for truck loading shall not exceed 2.5 hours, and for covering the goods with rain cloth shall not exceed 1 hour.

4.Party A shall asses the vehicles dispatched by Party B in accordance with Transport Fleet Appraisal Management System, and Party B agrees thereto.

IV.Party B’s rights and obligations

1.Party B under Party A’s requirements, must ensure that sufficient vehicles are provided to carry Party A’s products. Party B must obey all transportation regulations imposed by Party A and deliver the goods in the right quality and quantity to Party A's designated location on time under the delivery order.

2.Party B must obey the work instructions imposed by Party A's personnel and shall not refuse to dispatch vehicles or slow down the dispatch. Otherwise, in accordance with the Transport Fleet Appraisal Management System, Party A shall impose penalties on Party B, and has the right to detain the shipping fees for damages.

3.Party B provides Party A with the Quality Service Commitment (see attachment 2 for details) and voluntarily abides by all the provisions in the commitment.

4.Party B must ensure that the delivery vehicles are covered by Compulsory Liability Insurance for Motor Vehicle Traffic Accidents and that its employees are covered by a Personal Accident Insurance Plan. Party B is responsible for commanding the daily operation of its fleet, and in the case of any accident that occurs inside or outside Party A's plant, Party B shall be responsible for the compensation arising therein, which has nothing to do with Party A.

5.Pursuant to Party A’s instructions, Party B is responsible for ensuring the quality, quantity, and on-time transportation of Party A’s products or waste paper to the designated delivery location. Detailed information such as the name, quantity, specification, weight, departure, and destination of the goods shall be subject to the documents issued by Party A.

6.During the implementation of the service codes, if Party B’s original registered driver needs to take a leave due to special circumstances, the vehicle will be temporarily suspended for use during the driver’s leave, and an application must be made to the vehicle management staff of Party A’s finished product warehouse 5 days in advance. Arrangements are subject to approval. If there is any change of delivery vehicles or drivers, Party B must apply in writing to Party A 5 days in advance, and the changes are subject to Party A's approval.

7.Within one hour (including national statutory holidays) after Party B’s driver receives the text message notification from Party A, the vehicle must enter the plant and wait. Otherwise, the driver will be disqualified from carrying goods for that time and punished as provided in the Transport Fleet Appraisal Management System.

8.Party B provides Party A with the Quality Service Commitment.

9.When picking up the goods, Party B must verify the content on the delivery note, and signed for it after confirming the goods are in quality and safety. If the goods need to be delayed in transit due to reasons arising from Party A or Party A's customers, Party B shall, after being notified by Party A, keep the goods under Party A’s requirements.

10.After the goods are delivered to the designated destination, if the consignee finds that the goods do not match the delivery note during acceptance inspection, such as damage, wet paper, weight difference, delay, causing severe losses to Party A, etc., the consignee must be allowed to reflect the truth on the receipt and notify Party A immediately. Party B must not conceal or tamper with it, and bear corresponding responsibilities.

11.Party B shall sign contracts with employees in accordance with the law, and take out relevant insurance for them while paying their wages in full and on time. Party A is entitled to pay for any labor disputes caused by Party B from the shipping fees.

12.Party B should properly resolve any work-related injuries that occur to its employees during work. Otherwise, Party A is entitled to pay for it from the shipping fees.

13.If Party B encounters traffic jams during delivery or other situations that may affect on-time arrival at the destination, Party B shall promptly contact Party A and the customer to explain the situation. After the impact is resolved, Party B shall take measures to ensure on-time arrival.

V.The delivery period commenced from January 1, 2023 to December 31, 2023.

VI.Shipping Price

According to the shipping price list (9% tax inclusive) of route freight rate as agreed by Party A and Party B (see Attachment III), Party B shall not increase the freight rate without authorization during the shipping period.

VII.Shipping fees settlement and adjustment methods

Shipping fees are settled monthly. At the beginning of each month, Party B will provide a statement of last month's shipping fees and receivables after deducting relevant amounts. After Party A has verified and signed the statement, Party B will issue a corresponding delivery invoice. Party A will receive the delivery invoice issued by Party B (VAT deductible) and pay the shipping fees within 15 days.

VIII.Credit documents

1.For the purpose of signing and performing the contract, Party B shall provide true and valid information required by Party A including but not limited to documents such as a business license, tax registration certificate, Organization Code Certificate, bank account information, a copy of the legal representative’s identity document, etc.

2.Party B shall ensure that the information on the above-mentioned certificates (such as a new certificate replacing the old certificate from the previous year) is updated.

3.If the above documents are issued by overseas countries, the original notarized documents must be provided.

IX.Integrity Clauses

1.To ensure that the staff of both parties are honest, self-disciplined, and trustworthy during the performance of the contract.

2.The Integrity Agreement separately signed by both parties is an attachment hereto and shall be abided by both parties.

X.Confidentiality

1.All information as to Party A (including technical information and business information, etc.) that Party B learns during the signing and performance hereof shall be Party A’s business secrets.

2.If this contract is terminated or canceled for any reason, Party B agrees to bear the obligation to keep Party A’s business secrets learned during the signing and performance hereof confidential. Party B shall not use or disclose Party A’s business secrets without Party A’s written consent or as necessary to perform its obligations hereunder.

XI.Liability for breach of contract:

1.During the period of delivery, if Party B incites or organizes the suspension of delivery vehicles, goes on strike, threatens and intimidates and beats Party A’s employees, blocks Party A’s traffic roads or entrances, interferes with Party A’s normal work order and other malicious behaviors, it will be deemed as a serious breach of contract by Party B, and Party A may unilaterally terminate this agreement while Party B shall bear the liability for breach of contract. Such damages shall be paid according to the total shipping fees paid by Party A. If such an event causes economic or reputational losses to Party A, or harms the interests of Party A's customers, Party A shall be additionally compensated for the losses. In addition, Party B authorizes and agrees that the above damages and compensation shall be directly deducted from the shipping fees payable by Party A to Party B.

2.Party B is strictly prohibited from threatening, beating, or abusing the relevant employees of Party A. Once verified, Party A is entitled to terminate this agreement and report it to the public security bureaus.

3.If Party B fails to provide delivery services as arranged by Party A for more than three times, Party A is entitled to unilaterally terminate this delivery agreement.

4.Unless otherwise agreed, if Party B violates the terms hereof, Party A is entitled to unilaterally terminate this contract.

5.If Party B breaches the contract, it shall also be responsible for compensating Party A for the costs of claiming, including interest, attorney fees, property preservation fees, transportation fees, accommodation fees, etc.

XII.Dispute Resolutions

If any dispute arises between both parties, it should be resolved based on the principle of friendly negotiation. Disputes arising from the performance of this delivery agreement shall be under the jurisdiction of the People’s Court where Party A is located.

XIII.Contract Execution:

1.This contract is made in duplicate and shall be valid and legally binding at the same time after it has been signed and sealed by the authorized representatives of both parties.

2.If Party A intends to terminate this contract in advance, it may notify Party B in writing 30 days in advance, and Party B agrees thereto.

3.This contract and its attachments have the same legal effect.

Party A: Lee & Man Paper Manufacturing Ltd.	Party B: Fuzhou Jiabin Modern Logistics Park Limited
Signature of the representative:	Signature of the representative: Sufang Gong

Date:	Date: December 23, 2022
Attachment I: Transport Fleet Appraisal Management System	Attachment II: Quality Service Commitment
Attachment III: Shipping Price List

Attachment I: Transport Fleet Appraisal Management System

Transport Fleet Appraisal Management System

Attachment II: Quality Service Commitment

In order to provide excellent services to our customers, we agree to make and voluntarily comply the following commitments:

I.Commitment to transportation services

1To complete the delivery tasks as planned with quality, quantity and punctuality;

2To ensure adherence to the transport arrangements, not to refuse transportation and not to pick routes and customers;

3To adhere to the interests of customers as a prerequisite and make every effort to protect the safety of goods;

4To report in a timely and truthful manner in case of major events, not concealing false statements or acting without authorization;

5Not to disclose the customer’s trade secrets to any third party without the customer’s written consent (such provision is independent of and shall remain effective after the termination of this service code).

II.Commitment to behavioral services

1To actively cooperate in complying with the dispatch instructions of the personnel of the relevant departments of customer;

2Not to cause physical and psychological harm to the customer’s employees, including intimidation or retaliation;

3Not to bribe or offer any form of gifts to employees of customer for their benefits;

4Not to be disrespectful to customers and to provide civilized hospitality, to ensure customer satisfaction and zero complaints;

5Not to smoke and spit in the customer’s plant area, and not linger and loiter on the loading dock.

III.Commitment to security responsibilities

1To assign a designated person to manage the vehicle fleet and safety at the customer’s site, and the compensation arising from any accidents occurring inside and outside the plant area shall not be relevant to the customer;

2To prepare and wear fluorescent clothing to work;

3To check the surrounding area for any operating personnel before starting the vehicle, and to start vehicles only under safety conditions;

4To be properly equipped with safety helmets / safety belts for all work at heights (national level 1: working at heights of 2 meters or higher);

5Should the shipper cause property or personal injury or death to customer during the operation, the shipper shall be liable and agrees to deduct such compensation directly from the unpaid shipping fees.

The shipper undertakes to comply with the undertakings abovementioned and is willing to accept the corresponding fines and penalties by customer in case of violation.

This statement is hereby issued.

Signature of shipper: Sufang Gong

Date: December 23, 2022

Attachment III: Shipping price list